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                                                                      EXHIBIT 1


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                           UNANIMOUS WRITTEN CONSENT
                           OF THE EXECUTIVE COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Pursuant to the Bylaws of this corporation, the undersigned, constituting all of the members of the Executive Committee of the Board of Directors of ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation (this "Corporation"), hereby unanimously consent in writing to and hereby adopt the following resolutions, effective this 28th day of August 1998:

      RESOLVED, that the officers of this Corporation be, and they hereby are authorized to establish for the account of this corporation Variable Annuity Account Seven ("Variable Annuity Account Seven") in accordance with the insurance laws of the State of Arizona, to provide the investment medium for certain annuity contracts to be issued by this Corporation ("Contracts") as may be designated as participating therein. The Variable Annuity Account Seven shall receive, hold, invest and reinvest only the monies arising from: (1) premiums, contributions or payments made pursuant to Contracts participating therein; and (2) such assets of this Corporation as may be deemed necessary for the orderly operation of such Variable Annuity Account Seven; and (3) the dividends, interest and gains produced by the foregoing; and

      RESOLVED FURTHER, that the Variable Annuity Account Seven shall be administered and accounted for as part of the general business of this Corporation; and

      RESOLVED FURTHER, that the officers of this Corporation be, and they thereby are, authorized:

        i) to take whatever actions are necessary to see to it that the Contracts are registered under the provisions of the Securities Act of 1993 to the extent that they shall determine that such registration is necessary;

        ii) to take whatever actions are necessary to assure that such Variable Annuity Account Seven is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, if any;
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        iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable;

        iv) to apply for exemption from those provisions of the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

        v) to take whatever actions are necessary to assure that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

        vi) to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

        vii) to enter into fund participation agreements with trusts which will be advised by SunAmerica Asset Management Corp.; and

      RESOLVED FURTHER, that the form of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and

      RESOLVED FURTHER, that the officers of this Corporation, and each of them are hereby authorized to prepare and to execute the necessary documents; and

      RESOLVED FURTHER, that the officer of this Corporation, and each of them, acting individually, are hereby authorized to execute and deliver on behalf of this Corporation any fund participation agreements

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  and any such other agreements, certificates, documents or instruments as may be appropriate or required in connection therewith, all to be in such form and with such changes or revisions as may be approved by the officer executing and delivering the same, such execution and delivery being conclusive evidence of such approval; and

      RESOLVED FURTHER, that this Corporation hereby ratifies any and all actions that may have previously been taken by the officers of this Corporation in connection with the foregoing resolutions and authorizes the officers of this Corporation to take any and all such further actions as may be appropriate to reflect these resolutions and to carry out their tenor effect and intent.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date stated above.



                                                  /s/ ELI BROAD
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                                                  Eli Broad


                                                  /s/ JAMES R. BELARDI
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                                                  James R. Belardi


                                                  /s/ JAY S. WINTROB
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                                                  Jay S. Wintrob